Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-039999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638 and 333-117842) and Registration Statements on Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated March 16, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations as discussed in Note 19, as to which the date is September 18, 2006, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
September 18, 2006

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